Exhibit 21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

SCHEDULE 13D

(Rule 13d-101)

Information to be included in statements filed pursuant to

 Rule 13d-1(a) and amendments thereto filed

pursuant to Rule 13d-2(a).

Telecom Italia S.p.A.

(Name of Issuer) Ordinary Shares, Lit. 1,000 Par Value
(Title of Class of Securities) 87927W10
(CUSIP Number)
Richard C. Morrissey, Esq. Sullivan & Cromwell St. Olave’s House 9a Ironmonger Lane London EC2V 8EY (44 171 710 6500)
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications) December 31, 2000
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box [ ].

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act.

(continued on following pages)

SCHEDULE 13D

CUSIP No. 87927W10		Page 2 of 6 Pages

1		NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Olivetti S.p.A.
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [X] (b) [ ]
3		SEC USE ONLY
4		SOURCE OF FUNDS WC
5		CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e) [ ]
6		CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 2,890,353,432
	8	SHARED VOTING POWER
	9	SOLE DISPOSITIVE POWER 2,890,353,432
	10	SHARED DISPOSITIVE POWER
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,890,353,432
12		CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES [ ]
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 54.9%
14		TYPE OF REPORTING PERSON HC, CO

CUSIP No. 87927W10	Page 3 of 6 Pages

This Amendment No. 5 ("Amendment No. 5") amends and supplements the Schedule 13D of Olivetti S.p.A., a company incorporated under the laws of the Republic of Italy ("Olivetti"), and Tecnost S.p.A., a company incorporated under the laws of the Republic of Italy ("Tecnost"), jointly filed with the U.S. Securities and Exchange Commission on June 4, 1999, as amended by Amendment No. 1 thereto filed on October 4, 1999, Amendment No. 2 thereto filed on November 3, 1999, Amendment No. 3 thereto filed on December 28, 1999, and Amendment No. 4 thereto filed on November 9, 2000 (together, the "Schedule 13D"), with respect to the ordinary shares of Telecom Italia S.p.A. ("Telecom Italia") beneficially owned by Olivetti.

ITEM 3

SOURCES AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

Item 3 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

The transactions referred to in Item 5(c) hereof and Annex A hereto have been made by using available cash.

ITEM 4

PURPOSE OF THE TRANSACTION

Item 4 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

The Olivetti-Tecnost Merger

On October 4, 2000, meetings of the shareholders of Olivetti and Tecnost voted to approve a merger of Tecnost with Olivetti.  The merger was completed on December 31, 2000, following the completion of certain formalities prescribed by Italian law.  As a result of the merger, Tecnost  ceased to exist and Olivetti now directly holds the  shares in Telecom Italia formerly held by Olivetti.

All actions that have taken place and will take place in relation to the merger between Olivetti and Tecnost have taken place and will take place outside the United States and none of the related documentation has been sent or will be sent into, directly or indirectly (by use of the mails of, or by any means or instrumentality of interstate of foreign commerce of, or any facilities of a national securities exchange of), the United States or any other country in which it may not be made absent authorization of the relevant authorities (collectively the “Other Countries”).  This includes, but is not limited to, facsimile transmission, electronic mail, telex, telephone and the Internet.  Accordingly, copies of any related offering documents have not been, and must not be, mailed or otherwise transmitted or distributed in or into the United States of America or the Other Countries.

CUSIP No. 87927W10	Page 4 of 6 Pages

Any purported acceptance of documentation in the United States for the merger resulting directly or indirectly from a violation of these restrictions will be invalid.  No vote money, securities or other consideration have been solicited in the United States and if sent in response by a resident of the United States of America or of the Other Countries, will not be accepted.

Securities may not be offered or sold in the United States or the Other Countries absent registration or an exemption from registration.  The Olivetti securities  issued pursuant to the proposed merger have not been and will not be registered under the Securities Act and may not be offered, sold or delivered, directly or indirectly, in the United States of America.  This material does not constitute an offer for such securities.

Certain Other Transactions

Olivetti believes that: (i)  the purchases of ordinary shares of Telecom Italia referred to in Item 5(c) hereof and described in Annex A hereto represent an enhancement of its previous investment in Telecom Italia as well as an attractive allocation of capital in pursuing its corporate objectives as described in the Schedule 13D; (ii) the dispositions of ordinary shares of Telecom Italia referred to in Item 5(c) hereof and described in Annex A hereto have been made as part of its investment management activities; and (iii) such acquisitions and dispositions may continue to be made from time to time for the purposes set forth under (i) and (ii) above.

ITEM 5

INTEREST IN SECURITIES OF THE ISSUER

Item 5 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs:

(a) and (b)

See Items 11 and 13 on page 2 of this Amendment No. 5.

(c)

In the period between November 8, 2000, and the date hereof, Tecnost, directly or through Tecnost International, and Olivetti, through Olivetti International, have from time to time entered into transactions relating to the acquisition or disposition of ordinary shares of Telecom Italia.  For further details regarding the purchaser, the seller, the date of acquisition or disposition, the aggregate number of shares purchased or sold, the average price paid or received per share and the aggregate consideration paid or received by date, see Annex A attached hereto.

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

OLIVETTI S.p.A.

By:  /s/ Enrico Grigliatti

Name:  Enrico Grigliatti

Title:    Corporate Secretary

Date:  January 10, 2001

				ANNEX A
			Average price Paid/ Received per Share	Aggregate Consideration
		Number of Shares		Paid/Received By Purchaser/Seller
Purchaser/Seller	Date of Transaction	Purchased/(Sold)	(Excluding Commissions)*	(Including Commissions)*

Tecnost International N.V.	Dec.19, 2000	1,100,000	12.44463	13,689,093.00
Tecnost International N.V.	Dec.20, 2000	600,000	11.94917	7,174,885.02
Tecnost International N.V.	Dec.20, 2000	1,250,000	12.02550	15,043,125.00
Tecnost International N.V.	Dec.21, 2000	46,750	11.99000	560,953.25
Tecnost International N.V.	Dec.21, 2000	(476,250)	12.26727	(5,837,906.00)
Tecnost International N.V.	Dec.22, 2000	596,500	11.84148	7,068,718.74
Tecnost International N.V.	Dec.27, 2000	(45,000)	12.03111	(540,995.00)
Tecnost International N.V.	Dec.28, 2000	120,250	11.83008	1,423,634.74
Tecnost International N.V.	Dec.28, 2000	(5,000)	12.06000	(60,255.00)
Tecnost International N.V.	Dec.29, 2000	48,000	11.78521	566,114.26

		3,235,250	12.07286	39,087,368.01

Olivetti International S.A.	Nov.08, 2000	(210,000)	13.90795	(2,918,484.57)
Olivetti International S.A.	Nov.14, 2000	(750,000)	13.49652	(10,114,797.55)
Olivetti International S.A.	Nov.27, 2000	(40,000)	13.78000	(551,200.00)

		(1,000,000)	13.59426	(13,584,482.12)

	TOTAL	2,235,250	12.83356	25,502,885.89

*All amounts quoted are in Euro